Exhibit 32.1

CELSION CORPORATION
CERTIFICATION
PURSUANT TO 18 UNITED STATES CODE § 1350

Each of the undersigned hereby certifies that the Quarterly Report on Form 10-Q for the period ended March 31, 2011 of Celsion Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 12, 2011	By:	/s/ Michael H. Tardugno
Michael H. Tardugno
President and Chief Executive Officer

May 12, 2011	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Vice President and Chief Financial Officer

This certification accompanies each Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.